UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2015 (February 1, 2015)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to the Agreement and Plan of Merger, dated as of June 3, 2014 (the “Merger Agreement”), by and among Protective Life Corporation, a Delaware corporation (the “Company”), The Dai-ichi Life Insurance Company, Limited, a kabushiki kaisha organized under the laws of Japan (“Dai-ichi Life”), and DL Investment (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of Dai-ichi Life (“DL Investment”), on February 1, 2015, DL Investment merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Dai-ichi Life (the “Merger”).

Pursuant to the terms of the Merger Agreement, on February 1, 2015 (the “Effective Time of the Merger”), each share of common stock of the Company issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of common stock held by Protective, Dai-ichi Life or DL Investment, or by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) was converted into the right to receive $70.00 in cash, without interest, less any applicable withholding taxes (the “Per Share Merger Consideration”).  The maximum aggregate cash consideration to be paid in connection with the Merger for the outstanding shares of common stock at the Effective Time of the Merger is approximately $5,554,059,350.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to this report.

On February 1, 2015, Protective issued a press release announcing the closing of the Merger.  A copy of that press release is furnished as Exhibit 99.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and Items 3.01, 3.03, 5.01 and 5.03 of this report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 2, 2015, the Company and Protective Life Insurance Company, a wholly-owned subsidiary of the Company (“PLICO,” and together with the Company, the “Borrowers”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with the several lenders from time to time a party thereto, Regions Bank, as Administrative Agent, to provide for a $1 billion five-year unsecured revolving credit facility (the “New Credit Facility”).  The Credit Agreement includes a $500 million sublimit for the potential issuance of letters of credit and a $50 million sublimit for swingline advances.

The Borrowers have the right in certain circumstances to request that the commitment under the New Credit Facility be increased to a maximum amount of $1.25 billion.  Borrowings made available under the New Credit Facility may be used for general corporate purposes (including the refinancing of indebtedness).  Borrowings under the New Credit Facility must be repaid by February 2, 2020.  The New Credit Facility amends and restates in its entirety the credit facility, dated July 17, 2012, among the Borrowers, Regions Bank, as Administrative Agent and the lenders party thereto.

Revolving credit borrowings under the New Credit Facility will bear interest at a rate equal to, at the option of the Borrowers, (i) the London Interbank Offered Rate (LIBOR), for the applicable period, plus a spread based on the ratings of the Company’s senior unsecured long-term debt (the “Company’s Senior Debt”) (which spread is currently 1.10%), or (ii) the sum of (A) a rate equal to the highest of (x) the Administrative Agent’s prime rate, (y) 0.50% above the Federal Funds rate, or (z) the one-month LIBOR plus 1.00% and (B) a spread based on the ratings of the Company’s Senior Debt (which spread is currently 0.10%).  The New Credit Facility also provides for a facility fee at a rate that also varies with the ratings of the Company’s Senior Debt (which rate is currently 0.15%) and that is calculated on the aggregate amount of commitments under the New Credit Facility, whether used or unused.

The Credit Agreement contains, among other provisions, covenants requiring the maintenance of certain financial ratios and restricting the indebtedness that the Borrowers and their subsidiaries can incur.  Amounts due under the New Credit Facility may be accelerated upon an “event of default,” as defined in the Credit Agreement, such as a breach of a covenant, material inaccuracy of a representation or the occurrence of bankruptcy, if not otherwise waived or cured, among others.  The Credit Agreement also contains customary representations and warranties.

From time to time, in the ordinary course of business, certain lenders and their agents (and their respective subsidiaries or affiliates) under the Credit Agreement have provided and may in the future provide, investment banking, underwriting, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates.  These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.  In addition, certain of the lenders under the New Credit Facility or their affiliates may, from time to time, engage in transactions with or perform services for the Company in the ordinary course of business.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 2.03 of this report is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on January 22, 2015 the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Company’s common stock from listing on the NYSE and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report the delisting of the Company’s common stock from the NYSE.  On February 2, 2015, in accordance with the Company’s request, the NYSE filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

The Company intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations under Section 13(a) and 15(d) of the Securities Exchange Act with respect to the Company’s common stock at the time such filing is permitted under SEC rules.  The Company will continue to make required securities filings with respect to its publicly-held debt.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 3.01, 5.02 and 5.03 of this report is incorporated herein by reference.

As a result of the consummation of the Merger on February 1, 2015, each outstanding share of the Company’s common stock was converted into the right to receive the Per Share Merger Consideration.

At or immediately prior to the Effective Time of the Merger, each stock appreciation right with respect to shares of common stock granted under any stock plan (a “SAR”) that was outstanding and unexercised immediately prior to the Effective Time of the Merger and that had a base price per share of common stock underlying such SAR that was less than the Per Share Merger Consideration (an “In-the-Money SAR”), whether or not exercisable or vested, was cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the Per Share Merger Consideration over the base price of such In-the-Money SAR by (ii) the number of shares of common stock subject to such In-the-Money SAR.  At the Effective Time of the Merger, each SAR that had a base price equal to or greater than the Per Share Merger Consideration, whether or not exercisable or vested, was cancelled and the holder of such SAR was not entitled to receive any payment in exchange for such cancellation.

At or immediately prior to the Effective Time of the Merger, each restricted stock unit with respect to a share of common stock granted under any stock plan (an “RSU”) that was outstanding immediately prior to the Effective Time of the Merger, whether or not vested, was cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the Per Share Merger Consideration by (ii) the number of RSUs.

The number of performance shares earned for each award of performance shares granted under any stock plan will be calculated by determining the number of performance shares that would have been paid if the subject award period had ended on the December 31 immediately preceding the Effective Time of the Merger (based on the conditions set for payment of performance share awards for the subject award period), provided that the number of performance shares earned for each award were not less than the aggregate number of performance shares at the target performance level, and provided further that with respect to awards granted in 2015, performance shares were earned at the same percentage as awards granted in 2014.  At or immediately prior to the Effective Time of the Merger, each performance share so earned that was outstanding immediately prior to the Effective Time of the Merger, whether or not vested, was cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the Per Share Merger Consideration by (ii) the number of performance shares.

The foregoing description of the rights of holders of Company common stock under the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 to this report.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction and Items 3.01, 3.03 and 5.02 of this report is incorporated herein by reference.

After the Effective Time of the Merger, Dai-ichi Life became the beneficial owner of 100% of the Company’s voting securities.

Dai-ichi Life funded the aggregate consideration paid in connection with the Merger through cash on hand and other funds available to it, including funds available as a result of an equity offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.03 is incorporated herein by reference.

In connection with the consummation of the Merger, Robert O. Burton, Elaine L. Chao, Thomas L. Hamby, Charles D. McCrary, Hans H. Miller, Malcolm Portera, C. Dowd Ritter and Vanessa Wilson ceased to be directors of the Company at the Effective Time of the Merger.  The following persons were elected as directors in connection with the consummation of the Merger:  Richard J. Bielen, Shigeo Tsuyuki, Ungyong Shu and Shinichi Aizawa.  John D. Johns, Vanessa Leonard, John J. McMahon, Jr., Jesse J. Spikes, William A. Terry and W. Michael Warren, Jr. will continue to serve as directors of the Company.

On June 3, 2014, in connection with the Merger, the Board of Directors approved the termination of, as of the Effective Time of the Merger, the Amended and Restated Long-Term Incentive Plan, approved by stockholders on April 11, 2012, and the Stock Plan for Non-Employee Directors, approved by stockholders on April 8, 2013.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time of the Merger, the certificate of incorporation and the bylaws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement.  Copies of the certificate of incorporation and the bylaws are attached to the Merger Agreement, filed as Exhibit 2.1 of this report and incorporated herein by reference.

After the Effective Time of the Merger, the Company’s Board of Directors amended and restated the bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                               Agreement and Plan of Merger, dated as of June 3, 2014, by and among The Dai-ichi Life Insurance Company, Limited, DL Investment (Delaware), Inc. and Protective Life Corporation.  Filed herewith.

3.1                               Amended and Restated Bylaws of Protective Life Corporation.  Filed herewith.

10.1                        Amended and Restated Credit Agreement, dated as of February 2, 2015, among Protective Life Corporation and Protective Life Insurance Company, as borrowers, the several lenders from time to time a party thereto, Regions Bank, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent.  Filed herewith.

99.1                        Press Release of Protective Life Corporation.  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: February 3, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 3, 2014, by and among The Dai-ichi Life Insurance Company, Limited, DL Investment (Delaware), Inc. and Protective Life Corporation.

3.1	Amended and Restated Bylaws of Protective Life Corporation.

10.1

Amended and Restated Credit Agreement, dated as of February 2, 2015, among Protective Life Corporation and Protective Life Insurance Company, as borrowers, the several lenders from time to time a party thereto, Regions Bank, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent.

99.1	Press Release of Protective Life Corporation.